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                                                        EXHIBIT 23.4


                     Consent of Porter Keadle Moore, LLP

     We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of Georgia Bancshares, Inc. and subsidiary for the year ended December 31, 1998, incorporated by reference in the Annual Report (Form 10-K) of Main Street Banks, Inc. for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Main Street Banks, Inc. on Form S-8 dated May 10, 2001.

                                         /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
May 10, 2001